UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41150	86-3483780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ANGX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Directors

On October 22, 2025, the Board of Directors (the “Board”) of Angel Studios, Inc. (the “Company”) voted to increase the size of the Board from five (5) to seven (7) directors.

In connection with that action, the Board elected Katie Liljenquist and Benton Crane to fill the two newly created directorships, effective immediately. Each of Ms. Liljenquist and Mr. Crane will serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. As of the date hereof, the Board has not appointed Ms. Liljenquist or Mr. Crane to any committees of the Board and thus information about their committee service is not yet determined. For their service on the Board, Ms. Liljenquist and Mr. Crane will receive compensation consistent with that of other non-employee directors, as discussed below.

Neither Ms. Liljenquist nor Mr. Crane was selected pursuant to any arrangement or understanding with any other person. Ms. Liljenquist previously served as a director of Angel Studios, Inc. (“Legacy Angel”) prior to the business combination with Southport Acquisition Corporation. Mr. Crane, who is the cousin of the Company’s Chief Executive Officer, President, and Chief Content Officer, was one of the original founders of Legacy Angel. The Board has not yet made a determination with respect to whether there are any transactions with either Ms. Liljenquist or Mr. Crane that would require disclosure under Item 404(a) of Regulation S-K, nor with respect to Ms. Liljenquist’s or Mr. Crane’s independence.

Director Compensation

On October 22, 2025, the Board approved annual director compensation for all non-employee directors, including Ms. Liljenquist and Mr. Crane. Each non-employee director was awarded an annual cash retainer of $ 50,000, payable quarterly, as well as an additional annual cash retainer of $15,000 for the Chair of the Audit Committee. Each non-employee director also received an equity award, effective October 23, 2025, under the Company’s 2025 Long-Term Incentive Plan in the form of restricted stock units (RSUs) covering shares of the Company’s common stock. The RSU award for each non-employee director will have an aggregate grant-date fair value of approximately $75,000 and will vest in equal quarterly installments over one year of continued Board service and are governed by the Company’s standard Restricted Stock Unit Agreement.

No other compensatory arrangements were entered into with any director in connection with these awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: October 28, 2025	By:	/s/ Scott Klossner
Scott Klossner
Chief Financial Officer